UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                  March 8, 1999
                                (Date of Report)

                                  March 5, 1999
                        (Date of earliest event reported)


                            -------------------------

                         Commission File Number 0-26816

                             IDX SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


           Vermont                                        03-0222230
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                               1400 Shelburne Road
                           South Burlington, VT 05403
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (802-862-1022)









                          Exhibit Index on Page 2 of 5


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ITEM 5.  OTHER EVENTS

         On March 5, 1999, the Company announced that, based on currently available information, the Company expects sales for the first quarter ending March 31, 1999 to be in the range of $60 to $65 million. The Company expects sales in this range to result in a loss of ($0.22) - ($0.28) per share for the quarter, versus analysts' consensus estimates of profit of $.35 per share. The after tax loss for the quarter is expected to be ($5) - ($7) million.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

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

         EXHIBIT NO.               DESCRIPTION                         PAGE
         -----------               -----------                         ----

         99                        IDX News Release dated              4
                                   March 5, 1999

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

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IDX SYSTEMS CORPORATION
                                      (Registrant)



Date:  March 8, 1999                  /S/ John A. Kane
                                      ____________________________________
                                      John A. Kane
                                      Vice President, Finance and Administration
                                      Chief Financial Officer, and Treasurer
































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